Exhibit 99.1

Essential Properties Realty Trust, Inc. Announces Chief Financial Officer Transition

03/17/2020

PRINCETON, N.J.—(BUSINESS WIRE)—Essential Properties Realty Trust, Inc. (NYSE: EPRT; the “Company”), today announced the election of Anthony K. Dobkin, a member of the Company’s Board of Directors, as Interim Chief Financial Officer, effective March 17, 2020. Hillary P. Hai, the Company’s former Executive Vice President, Chief Financial Officer and Treasurer, will leave the Company on April 30, 2020 and will facilitate the transition of the Chief Financial Officer’s responsibilities to Mr. Dobkin.

"I am pleased to welcome Anthony to our executive team as our Interim Chief Financial Officer,” said Peter M. Mavoides, President and Chief Executive Officer of the Company. “As a member of our Board of Directors, Anthony is quite familiar with our Company. He brings a depth of industry and capital markets experience that will be highly beneficial as our business continues to grow, and we engage in a thoughtful search to fill this position on a permanent basis,” he continued. “I also want to thank Hillary for her many contributions to the Company since its founding and her ongoing support through an orderly transition. We wish Hillary the best in her future endeavors.”

“I am thrilled to join the Company as the Interim Chief Financial Officer,” said Anthony Dobkin. “The team at Essential Properties is extremely talented, and with a strong balance sheet and focused business model, we are well positioned despite the current market environment.”

The Company has begun to conduct a search for a permanent Chief Financial Officer, and Mr. Dobkin is expected to serve as the Company’s Interim Chief Financial Officer until such time as the Company elects a permanent Chief Financial Officer.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of December 31, 2019, the Company’s portfolio consisted of 1,000 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 100.0% leased to 205 tenants operating 265 different concepts in 16 industries across 44 states.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve numerous known and unknown risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission (the "Commission”). Copies of these filings may be obtained from the Company or the Commission.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619